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                                                                    Exhibit 10.9

                          TRANSITION SERVICES AGREEMENT

          TRANSITION SERVICES AGREEMENT, dated as of September 28, 2001 (this "Agreement"), between Carter-Wallace, Inc., a Delaware corporation (the
 ---------
"Company"), and Armkel, LLC, a Delaware limited liability company ("Buyer")
 -------                                                            -----
(each of the Company and Buyer, a "Party" and collectively, the "Parties").
                                   -----                         -------

                                    RECITALS:

          WHEREAS, the Company and Buyer have executed and delivered an Asset Purchase Agreement, dated as of May 7, 2001 (including the exhibits, schedules and annexes thereto, the "Asset Purchase Agreement"), providing
                                    ------------------------
for, among other things, the sale, conveyance, transfer, assignment and delivery to Buyer of all of the Company's and its affiliates' rights, title and interest in and to the Purchased Assets (as defined in the Asset
Purchase Agreement) and the assumption by Buyer of all of the Assumed Liabilities (as defined in the Asset Purchase Agreement), effective in each case immediately prior to the ABC Merger (as defined herein);

          WHEREAS, the Company, CPI Development Corporation, a Delaware corporation ("ABC"), MedPointe Inc., a Delaware corporation ("Parent"), MCC
              ---                                             ------
Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Company Merger Sub"), and MCC Acquisition Sub
                       ------------------
Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("ABC Merger Sub"), have executed and delivered an Agreement and Plan of
  --------------
Merger, dated as of May 7, 2001 (including the exhibits, schedules and annexes thereto, the "Merger Agreement"), providing for, among other
                      ----------------
things, the merger of ABC Merger Sub with and into ABC (the "ABC Merger")
                                                             ----------
and the merger of Company Merger Sub with and into the Company; and

          WHEREAS, in connection with the transactions contemplated by the Asset Purchase Agreement and the Merger Agreement, Buyer is willing to provide to the Company the Buyer Services (as defined herein), and the Company is willing to provide to Buyer the Company Services (as defined herein).

          NOW, THEREFORE, the Parties, in consideration of the premises and the mutual covenants contained herein, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          1.1 General Terms. For purposes of this Agreement, the following terms
              -------------
have the meanings hereinafter indicated:

          "Affiliate" means, with respect to any Person, any other Person
           ---------
     directly or indirectly controlling, controlled by or under common control with such Person as of the time of determination.

          "Bankruptcy Event" with respect to a Party means the filing of an
           ----------------
     involuntary petition in bankruptcy or similar proceeding against such Party seeking its reorganization, liquidation or the appointment of a receiver, trustee or liquidator for it or for all or substantially all of its assets, whereupon such petition shall not be dismissed within 60 days after the filing thereof, or if such Party shall (i) apply for or consent in writing to the appointment of a receiver, trustee or liquidator of all or substantially all of its assets, (ii) file a voluntary petition in bankruptcy or similar proceeding or admit in writing its inability to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or an answer seeking reorganization or an arrangement with its creditors or take advantage of any insolvency law with respect to itself as debtor, or (v) file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency proceedings or any similar proceedings.

                  "Business Day" means any day other than a Saturday, a Sunday
                   ------------
         or a day on which banks in the City of New York are authorized or obligated by law or executive order to close.

                  "Buyer Services" means those transitional services to be
                   --------------
         provided by Buyer to the Company set forth on Schedule A hereto, in each case at the locations specified on Schedule A hereto.

                  "Closing" means the Closing under the Merger Agreement.
                   -------

                  "Company Services" means those transitional services to be
                   ----------------
         provided by the Company to Buyer set forth on Schedule B hereto, in each case at the locations specified on Schedule B hereto.

                  "Cranbury Lease" means that certain Cranbury Facilities
                   --------------
         Sharing Agreement and Lease between the Company and Buyer, dated the date of this Agreement.

                    "Facility" means any of the respective facilities listed on
                     --------
         Schedule A or Schedule B, as the case may be.

                  "Person" means any individual, firm, partnership, association,
                   ------
         group (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934, as amended, as such Rule is in effect on the date of this Agreement), corporation or other entity.

                  "Provider" means, as the case may be, a Party, or an Affiliate
                   --------
         of such Party, performing a Service for the other Party, or its Affiliates, under the terms of this Agreement.

                  "Services" means, collectively, the Company Services and the
                   --------
         Buyer Services.

                  "Subject Party" means, as the case may be, a Party, or an
                   -------------
         Affiliate of such Party, receiving a Service hereunder from a Provider or its Affiliate on such Provider's behalf.

                                   ARTICLE II

                                    SERVICES

                    2.1 Services. (a) Buyer shall provide or cause one of its
                        --------
Affiliates to provide to the Company or the relevant Affiliate of the Company each Buyer Service for the term set forth in the description of such Buyer Service in Schedule A.

                   (b) The Company shall provide or cause one of its Affiliates to provide to Buyer or the relevant Affiliates of Buyer, each Company Service for the term set forth in the description of such Company Service in Schedule B.

               (c) Notwithstanding Sections 2.1(a) and (b), a Party may elect to permanently cancel any Service as to which it or one of its Affiliates is the Subject Party, if such Service can be reasonably separated and terminated distinctly from any other Services which such Party has not elected to cancel, upon the delivery of 30 days' written notice, unless provided otherwise on Schedule A or Schedule B, to the Provider of such Service.

               (d) Each Party shall create and maintain full and accurate books in connection with the provision of the Services, and all other records relevant to this Agreement, and upon reasonable notice from the other Party shall make available for inspection and copy by such other Party's agents such records during reasonable business hours.

               2.2 Parameters of Services; Standard of Service. (a) The Services
                   -------------------------------------------
shall be in scope and nature substantially the same as such Services were provided within the Company for the four quarters prior to the date of the Asset Purchase Agreement and, subject to Section 10.7, such Services will be provided by and to the Persons and operations (or their equivalents) within each of Buyer and the Company, as the case may be, as was generally the case prior to the date of the Asset Purchase Agreement.

               (b) In performing the Services, Buyer and the Company or any of their respective Affiliates providing the Services on their behalf shall provide substantially the same level of service and use substantially the same degree of care as their respective personnel provided and used in providing such Services with respect to the Company or similar services by Buyer with respect to Buyer prior to the date of this Agreement (it being understood that Buyer may over time reduce its own occupancy and usage of the Cranbury Facility (as defined in Section 3.1) and Buyer's ability to retain and/or attract employees may be affected as a result; accordingly, to the extent Buyer is so affected, Buyer shall not be in breach of its obligations hereunder so long as it uses its reasonable best efforts to hire or make available replacement personnel to perform Services required hereunder).

               2.3 Authorized Statements of Provider in Respect of Products. A
                   --------------------------------------------------------
Provider performing any Services hereunder which involve the manufacturing, testing, marketing, sale, distribution or handling of products of a Subject Party shall not make any representations or warranties to any third parties, including but not limited to, any governmental inspection authority in respect of such products.

               2.4 No Registration. It is the Parties' intention that nothing in
                   ---------------
this Agreement shall be construed to require Buyer to apply for, obtain or maintain registration with the Drug Enforcement Agency ("DEA") pursuant to the
                                                         ---
Comprehensive Drug Abuse Prevention and Control Act of 1970, as amended ("CSA").
                                                                          ---

               2.5 Independent Contractor. It is the specific understanding of
                   ---------------------
the Parties that this Agreement shall not constitute or give rise to a partnership between the Parties. All Services provided by either Buyer or the Company under the terms of this Agreement shall be carried on by either Buyer or the Company as an independent contractor and not as an agent for or employee of either the Company or Buyer, respectively, and this Agreement shall not constitute or give rise to an agency relationship between the Parties, except as otherwise expressly contemplated hereby.

                                  ARTICLE III

                                CRANBURY FACILITY

               3.1 Collective Bargaining Employees. (a) Upon the Closing, and to
                   ------------------------------
the extent consistent with its obligations under the Collectively Bargained Agreements (as defined herein), Buyer

                                       3

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shall make available to the Company a sufficient number of (i) certain production employees ("Production Employees") who are covered under the
                       --------------------
collective bargaining agreement (the "Production CBA") between Buyer and the
                                      --------------
Paper, Allied-Industrial, Chemical and Energy Workers International Union, AFL-CIO, CLC and its Local 2-5570 (the "Union") to operate its pharmaceutical
                                        -----
production and (ii) certain quality control employees ("QC Employees", and
                                                        ------------
together with Production Employees, the "Collective Bargaining Employees") who
                                         -------------------------------
are covered under the collective bargaining agreement ("QC CBA," and
                                                        -------
collectively, with the Production CBA, the "Collectively Bargained Agreements")
                                            ---------------------------------
between the Union and Buyer to perform, at the direction of the Company's employees, the Company's quality control functions consistent with past practice at Buyer's facility in Cranbury, New Jersey ("Cranbury Facility") and is fully
                                              -----------------
consistent in the future with CGMPs and applicable DEA regulations. As of the date of this Agreement, the Company estimates that it will require 25 Production Employees and 12 QC Employees. The Company will update such estimates monthly during the term of this Agreement.

                  (b) Subject to the Collectively Bargained Agreements, the Company shall have priority rights to choose which skilled or partially qualified Collective Bargaining Employees (including, but not limited to, chemical operators with pharmaceutical qualification, technician class 2 with pharmaceutical qualification and line mechanics with pharmaceutical qualification) are made available to it by Buyer.

                  (c) The Company will provide Buyer with 30 days' prior written notice, if it shall require that Buyer reduce or increase the number of Collective Bargaining Employees it is providing to the Company, but Buyer shall be required to provide additional Collective Bargaining Employees to the Company, only if Buyer has such Collective Bargaining Employees available to it and to the extent consistent with its obligations under the Collectively Bargained Agreements.

                  (d) The Company shall be responsible for directing and supervising the Collective Bargaining Employees and any employees of Buyer performing Services for the Company at Buyer's facility in Dayton, New Jersey (the "Dayton Facility") so as to achieve and maintain compliance with applicable
      ---------------
law and regulations, including, but not limited to, the U.S. Federal, Food, Drug, and Cosmetic Act, as amended ("FFDCA"), the CSA, federal laws governing
                                     -----
hazardous or toxic substances or wastes, and parallel state laws and regulations as to each.

                  (e) The Company shall ensure that each of the Collective Bargaining Employees and any employees of Buyer performing Services for the Company at the Dayton Facility are qualified to perform assigned tasks, are authorized to perform assigned tasks, and possess no disqualification from performing assigned tasks, including but not limited to, appropriate training, education, and background to perform assigned tasks within the jurisdiction of the FDA and the DEA under the FFDCA and the CSA. The Parties specifically acknowledge the need, subject to the terms of the Collectively Bargained Agreements, to provide each other with criminal background information regarding employees with potential access to controlled substances and agree to maintain such information as confidential in accordance with Article VI. The Parties specifically agree to use their commercially reasonable efforts to develop and maintain such information regarding designees' training, education, and background as will be necessary in order to fulfill the Parties' respective legal and regulatory obligations. The Company shall have the ability to take appropriate steps with personnel to assure compliance with the FDA's current Good Manufacturing Practices, DEA regulations, and conditions of approved New Drug Applications.

                  (f) No Collective Bargaining Employee and any employees of Buyer performing Services for the Company at the Dayton Facility shall be deemed to be an employee of the Company; provided, however, that no Collective
                                  --------
Bargaining Employee and any employees of Buyer performing Services for the Company at the Dayton Facility shall be permitted by the Company to perform any task
                                       4
for which that Collective Bargaining Employee or employees of Buyer performing Services for the Company at the Dayton Facility does not possess necessary training, education, and background, and for which that Collective Bargaining Employee or employee of Buyer performing Services for the Company at the Dayton Facility is otherwise not disqualified by applicable law or regulation.

               3.2 Employee Costs. With respect to each Collective Bargaining
                   --------------
Employee, the Company shall pay to Buyer and be liable for (i) salary, wages, cash compensation and related payroll taxes, employee benefits during the period from the Closing Date to the date such Collective Bargaining Employee's employment is terminated (excluding severance, except as provided in (ii)), (ii) incremental liability, if any, for any post-employment benefit entitlement and severance incurred by reason of a Collective Bargaining Employee remaining employed by the Company after the first anniversary of the Closing Date and
(iii) any employment-related liabilities to the extent related to acts or omissions by the Company that occur during the period from the Closing Date to the date such Collective Bargaining Employee's employment is terminated (including, without limitation, for employment discrimination or other torts or violations of law).

               3.3 Incremental Costs. If Buyer is required to hire or re-assign
                   -----------------
any additional personnel in order to allow the Company to have sufficient employees or incur incremental costs to comply with the rules and regulations promulgated under the FFDCA and CSA, then the Company shall reimburse Buyer for all such employee costs (including, but not limited to, salaries and employee benefits) and other costs; provided, however, that the Company consented (such consent not unreasonably withheld) prior to the hiring of such personnel or incurrence of such incremental cost.

               3.4 Collective Bargaining Agreement. The Company will explore in
                   -------------------------------
good faith with Buyer the feasibility of and the terms under which it will be able to transfer to the Company the Collective Bargaining Employees who are still being provided to the Company on the date which Buyer otherwise permanently ceases production on its own behalf at the Cranbury Facility.

               3.5 Employee Qualifications. In accordance with the requirements
                   -----------------------
of the FFDCA, Buyer certifies that it does not and will not be using the services of any person debarred under 21 U.S.C. section 335a in any capacity in connection with the performance of the Services. Buyer also certifies that it does not and will not be using the services of any person or Affiliate, Person or firm for whom convictions subject to debarment have occurred in the past five
(5) years in any capacity in connection with the performance of the Services. If at any time after execution of this Agreement, Buyer becomes aware that it or any Person employed by it or any Affiliate, Person or firm has been or is in the process of being debarred or is convicted of any offense subjecting it or any Person to debarment, Buyer hereby agrees that it will promptly notify the Company.

                                   ARTICLE IV

                           LAWS, LICENSES AND PERMITS

               In respect of its obligations hereunder, each Party covenants and warrants to the other Party that all such obligations shall be performed in compliance with all material applicable federal, state, provincial and local laws, rules and regulations. Each Party shall obtain and maintain all material permits, approvals and licenses necessary or appropriate to perform its obligations hereunder and shall at all times comply with the terms and conditions of such permits, approvals and licenses.

                                   ARTICLE V

                                     PAYMENT

               5.1 In consideration for the provision of each of the Buyer Services, the Company shall pay to Buyer the fees listed on Schedule A in respect of the Buyer Services provided to the Company. Buyer will invoice the Company on a monthly basis in arrears in U.S. dollars for the Buyer Services, and the Company shall pay the amounts due under such invoices in U.S. dollars 10 Business Days following the receipt by the Company of such invoice.

               5.2 In consideration for the provision of each of the Company Services, Buyer shall pay to the Company the fees listed on Schedule B, in respect of the Company Services provided to Buyer. The Company will invoice Buyer on a monthly basis in arrears in U.S. dollars for the Company Services, and Buyer shall pay the amounts due under such invoices in U.S. dollars within 10 Business Days of receipt by Buyer of such invoice.

                                   ARTICLE VI

                                 CONFIDENTIALITY

               6.1 Confidential Information. The Parties hereto expressly
                   ------------------------
acknowledge and agree that all information, whether written or oral, furnished by either Party to the other Party or any Affiliate of such other Party pursuant to this Agreement, including any schedules and exhibits hereto ("Confidential
                                                                 ------------
Information") shall be deemed to be confidential and shall be maintained by each
-----------
Party and their respective Affiliates in confidence, using the same degree of care to preserve the confidentiality of such Confidential Information that the Party to whom such Confidential Information is disclosed would use to preserve the confidentiality of its own information of a similar nature and in no event less than a reasonable degree of care. Except as authorized in writing by the other Party, neither Party shall at any time disclose or permit to be disclosed any such Confidential Information to any person, firm, corporation or entity,
(i) except as may reasonably be required in connection with the performance of this Agreement by Buyer, the Company or their respective Affiliates, as the case may be, and (ii) except to the Parties' agents or representatives who are informed by the Parties of the confidential nature of the information and are bound to maintain its confidentiality , and (iii) in the course of due diligence in connection with the sale of all or a portion of either Party's business, provided the disclosure is pursuant to a written nondisclosure agreement having terms comparable to Sections 6.1 and 6.2.

               6.2 Exceptions. The obligation not to disclose information under
                   ----------
Section 6.1 shall not apply to information that, as of the Closing or thereafter, (i) is or becomes generally available to the public other than as a result of disclosure made after the execution of the Asset Purchase Agreement by the Party desiring to treat such information as nonconfidential or any of its Affiliates or representatives thereof, (ii) was or becomes readily available to the Party desiring to treat such information as nonconfidential or any of its Affiliates or representatives thereof on a nonconfidential basis prior to its disclosure to such Party by the other Party, or (iii) becomes available to the Party desiring to treat such information as nonconfidential or any of its Affiliates or representatives thereof on a nonconfidential basis from a source other than its own files or personnel or the other Party or its Subsidiaries, provided, that such source is not known by the Party desiring to treat such
--------
information as nonconfidential to be bound by confidentiality agreements with the other party or its Affiliates or by legal, fiduciary constraints on disclosure of such information, or (iv) is required to be disclosed pursuant to a governmental order or decree or other legal requirement (including the requirements of the U.S. Securities and Exchange Commission and the listing rules of any applicable securities exchange), provided, that the Party required
                                              --------
to disclosure such information shall give the other Party prompt notice thereof prior to such disclosure and, at the request of the other Party, shall cooperate in all reasonable respects in maintaining the confidentiality of such information, including obtaining a protective order or other similar order. Nothing in this Section 6.2 shall limit in any respect either Party's ability to disclose information in connection with the enforcement by such Party of its rights under this Agreement.

                                  ARTICLE VII

                                      TERM

               7.1 Duration. Subject to the terms of Article VI, this Agreement
                   --------
shall terminate upon the earlier of (x) the termination of the last to terminate of the Company Services or the Buyer Services, as the case may be, as set forth on Schedule A or Schedule B, as applicable, and (y) a termination under Sections
7.2 or 7.3.

               7.2 Early Termination by the Company. The Company may terminate
                   --------------------------------
this Agreement by (and effective upon) its delivery of written notice to Buyer specifying the basis for termination hereunder, under the following circumstances:

               (a) if Buyer shall breach this Agreement in any material respect; provided, that Buyer shall have the right, exercisable twice during the term of this Agreement, to prevent termination based upon Buyer's material breach of this Agreement by curing such material breach within 30 days following receipt of the Company's termination notice; or

               (b) following the occurrence of a Bankruptcy Event with respect to Buyer.

               7.3 Early Termination by Buyer. Buyer may terminate this
                   --------------------------
Agreement by (and effective upon) its delivery of written notice to the Company specifying the basis for termination hereunder, under the following circumstances:

               (a) if the Company shall breach this Agreement in any material respect; provided, that the Company shall have the right, exercisable twice during the term of this Agreement, to prevent termination based upon the Company's material breach of this Agreement by curing such material breach within 30 days following receipt of Buyer's termination notice; or

               (b) following the occurrence of a Bankruptcy Event with respect to the Company.

               7.4 Suspension Due to Force Majeure. In the event the performance
                   -------------------------------
by Buyer or the Company of their respective duties or obligations hereunder is interrupted or interfered with by reason of any cause beyond its reasonable control including, but not limited to, fire, storm, flood, earthquake, explosion, war, strike or labor disruption, rebellion, insurrection, quarantine, "act of God," boycott, embargo, shortage or unavailability of supplies or services, riot, or governmental law, regulation or edict (collectively, a "Force
                                                                           -----
Majeure Event"), the Party affected by such Force Majeure Event shall not be
-------------
deemed to be in default of this Agreement by reason of its nonperformance of its obligations hereunder to the extent due to such Force Majeure Event, but shall give prompt written notice to the other Party of the Force Majeure Event. If, as soon as, and to the extent that the Force Majeure Event no longer interrupts a Party's performance of its obligations hereunder, its interrupted obligations shall accrue from such point forward under the terms of this Agreement.

               7.5 Consequences on Termination. Subject to the terms of Article
                   ---------------------------
VI, in the event this Agreement expires or is terminated in accordance with this
Article VII, then (a) each Party will promptly cease all performance of the Services, and shall cause its Affiliates to do so, (b) each of the

Company and Buyer shall promptly return all Confidential Information received from the other Party or its Affiliates in connection with this Agreement (including the return of all information received with respect to the Services or products of the Company or Buyer, as the case may be), without retaining a copy thereof, (c) each of the Company and Buyer shall honor all credits and make any accrued and unpaid payment to the other Party as required pursuant to the terms of this Agreement, and (d) each Party shall continue to be subject to and responsible for its accrued but unperformed obligations and any liabilities in respect of its prior breach of this Agreement.

                                  ARTICLE VIII

                             LIMITATION ON LIABILITY

                  Neither Party or any of its Affiliates will be liable to the other Party and its Affiliates for any claim or demand against the other Party and its Affiliates, and their respective officers, directors, partners, principals, employees, agents or representative, arising under or relating to this Agreement (i) by any unaffiliated third party (except as provided in Article VIII hereof), or (ii) for any amounts representing loss of profit, loss of business or special, indirect, incidental, consequential, or punitive damages of any nature whatsoever, including, without limitation, any damages arising out of or in connection with any loss of business or anticipatory profits, even if either has been advised of the possibility of such damages.

                                   ARTICLE IX

                                 INDEMNIFICATION

               9.1 Subject Party Indemnification. Subject to Article VIII,
                   -----------------------------
Subject Party (for purposes of Section 9.4, an "Indemnifying Party") shall
                                                ------------------
indemnify, defend and hold harmless Provider and its Affiliates, and their respective officers, directors, partners, principals, employees, agents and representatives (collectively, the "Provider Indemnified Parties", and for
                                    ----------------------------
purposes of Section 9.4, each an "Indemnified Party"), from and against all
                                  -----------------
liabilities, out-of-pocket costs and expenses, including, without limitation, reasonable defense costs, settlement costs and attorneys' fees (collectively, "Losses"), based upon any (i) claim, action, suit or proceeding by an
 ------
unaffiliated third party arising out of or related to a Service provided by Provider or its Affiliates pursuant to this Agreement; provided, however, that
                                                       --------
the foregoing indemnification under clause (i) shall not apply to the extent, and only to the extent, that such Losses are directly and proximately caused by the gross negligence or willful misconduct of Provider or its Affiliates or failure to comply in any material respect with the express terms of this Agreement or (ii) a Subject Party's failure to comply in any material respect with the express terms of this Agreement. The indemnification obligation set forth in this Section 9.1 are subject to the indemnification procedures set forth in Section 9.4.

               9.2 Provider Indemnification. Subject to Article VIII, Provider
                   ------------------------
shall indemnify, defend and hold harmless a Subject Party and its Affiliates, and their respective officers, directors, partners, principals, employees, agents and representatives (collectively, the "Subject Indemnified Parties"),
                                               ---------------------------
and for, purposes of Section 9.4, each an "Indemnified Party") from and against
                                           -----------------
any Losses based upon any claim by an unaffiliated third party arising out of or related to a Service provided by Provider or its Affiliates pursuant to this Agreement to the extent, and only to the extent, that such Losses are directly or proximately caused by (i) the gross negligence or willful misconduct of Provider or its Affiliates or (ii) the Provider's failure to comply in any material respect with the express terms of this Agreement. The indemnification obligation set forth in this Section 9.2 are subject to the indemnification procedures set forth in Section 9.4.

               9.3 Other Indemnification. (a) Subject to Article VIII, Buyer
                   ---------------------
(for purposes of Section 9.4, an "Indemnifying Party") shall indemnify, defend
                                  ------------------
and hold harmless the Company and its Affiliates, and their respective officers, directors, partners, principals, employees, agents and representatives (collectively, the "Company Indemnified Parties", and for, purposes of Section
                    ---------------------------
9.4, each an "Indemnified Party") from and against any Losses based upon Buyer's
              -----------------
or its Affiliates' failure to comply with the Production CBA or the QC CBA and with any labor law or similar law relating to employees or employment matters, including, but not limited to, the failure to bargain with any labor union or organization, but excluding any Losses to the extent attributable to the Company's acts or omissions following the date of this Agreement.

               (b) Subject to Article VIII, the Company (for purposes of Section 9.4, an "Indemnifying Party") shall indemnify, defend and hold harmless Buyer
         ------------------
and its Affiliates, and their respective officers, directors, partners, principals, employees, agents and representatives (collectively, the "Buyer
                                                                      -----
Indemnified Parties," and for, purposes of Section 9.4, each an "Indemnified
-------------------                                              -----------
Party") from and against any Losses based upon the Company's or its Affiliates'
-----
failure, following the date of this Agreement, to comply with the Production CBA or the QC CBA and with any labor law or similar law relating to employees or employment matters, but excluding any Losses to the extent attributable to Buyer's acts or omissions.

               9.4 Procedures for Indemnity Claims. Any claim which may form a
                   -------------------------------
basis for indemnification hereunder (an "Indemnity Claim") by any Party (an
                                         ---------------
"Indemnified Party") shall be asserted and resolved as set forth in this Section
 -----------------
9.4. The Indemnified Party shall promptly, but in no event more than 15 Business Days following such Indemnified Party's receipt of, notice of, or actual knowledge of such claim, give written notice to the Party that may be required to pay an indemnity hereunder in respect of such Indemnity Claim (an "Indemnifying Party") which notice shall state in reasonable detail the nature
 ------------------
and basis of the Indemnity Claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of any claim) and which notice, if applicable, shall also have attached to it copies of all relevant documents received by the Indemnified Party substantiating such Indemnity Claim (the "Claim Notice"). Failure of the
                                          ------------
Indemnified Party to give a Claim Notice as contemplated hereby shall not relieve the Indemnifying Party from liability for indemnification hereunder, except if and to the extent that the Indemnifying Party is actually prejudiced thereby. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, on an ongoing basis promptly after the Indemnified Party's receipt thereof, copies of all notices and documents received by the Indemnified Party relating to the Indemnity Claim, as the case may be. With respect to an indemnity claim other than an a third party claim that is resolved as provided in this Section 9.4, the Indemnifying Party shall promptly pay such Indemnity Claim within 20 Business days from its receipt of the Claim Notice (the "Notice
                                                                         ------
Period"), unless, it notifies the Indemnified Party in writing that the
------
Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to the Indemnity Claim. If the Indemnity Claim involves an amount in dispute with a third party (a "Third Party
                                                                     -----------
Claim"), the Indemnifying Party may advise the Indemnified Party within 10
-----
Business Days from its receipt of the Claim Notice that it will defend the Indemnified Party against such Third Party Claim. Except as hereinafter provided, in the event that the Indemnifying Party so notifies the Indemnified Party that it will defend the Indemnified Party against such Third Party Claim, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense. All costs and expenses incurred by the Indemnifying Party in defending the Third Party Claim shall be paid by the Indemnifying Party. If an Indemnified Party desires to participate in any such defense it may do so at its sole cost and expense; provided, that the Indemnified Party and its counsel shall comply
             --------
with all reasonable instructions from the Indemnifying Party. The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement in respect of a Third Party Claim without the consent of the Indemnified Party, to the extent such judgment or settlement imposes a non-monetary obligation on the Indemnified Party or is not accompanied by a complete and unconditional release of the Indemnified Party in respect of such Third Party Claim; provided, that the consent of the Indemnified
                                   --------
Party shall not be unreasonably withheld, conditioned or delayed. If the Indemnifying Party elects not to defend the Indemnified Party against such Third Party Claim, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the Indemnified Party may conduct the defense and the reasonable costs and expenses pertaining to such defense shall be the liability of the Indemnifying Party hereunder. In any case, whether or not the Indemnifying Party elects to control the defense of a Third Party Claim, the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement in respect of a Third Party Claim without the consent of the Indemnifying Party, and without such consent the Indemnifying Party shall not be obligated to indemnify the Indemnified Party hereunder in respect of the related Indemnification Claim; provided, that the consent of the Indemnifying Party
                       --------
shall not be unreasonably withheld, conditioned or delayed. To the extent the Indemnifying Party shall direct, control or participate in the defense or settlement of any Third Party Claim, the Indemnified Party will, as reasonably required, give the Indemnifying Party and its counsel access to, during normal business hours, the relevant business records and other documents, and permit them to consult with the employees and counsel of the Indemnified Party. Regardless of which Person assumes control of the defense of any claim, each Party shall cooperate and provide the other Party reasonable assistance in the defense thereof.

               9.5 Sole Remedy. The remedies set forth in this Agreement shall
                   -----------
constitute the sole and exclusive remedy and shall be in lieu of any other remedies that may be available to any Provider Indemnified Parties, Subject Indemnified Parties or Company Indemnified Parties under any agreement, pursuant to any statutory or common law, in equity or otherwise with respect to the subject matter of this Agreement. The Parties each hereby waive any provision of any applicable law to the extent that it would limit or restrict the agreements contained in this Section 9.5.

               9.6 Insurance. Both the Provider and Subject Party shall use
                   ---------
their commercially reasonable efforts to have the other Party listed as an additional insured on any policy of insurance that may cover any loss or other liability arising out of or relating to any of the Services. No Party shall be entitled to indemnification hereunder for any amounts recovered from insurance or for which it is entitled to recover.

                                   ARTICLE X

                            MISCELLANEOUS AND GENERAL

              10.1 Modification or Amendment. Subject to the provisions of
                   -------------------------
applicable law, the Parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of Buyer and the Company.

              10.2 Counterparts. This Agreement may be executed in any number of
                   ------------
counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

              10.3 GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (a) THIS
                   ---------------------------------------------
AGREEMENT AND ANY DISPUTES, CLAIMS OR CONTROVERSIES ARISING FROM OR RELATING TO THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The Parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the County of New York, New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section
10.4 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

               (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.3.

               10.4 Notices. Any notice, request, instruction or other document
                    -------
to be given hereunder by any party to the others shall be in writing and shall be deemed to have been delivered (i) on the date of service, if served personally, (ii) upon confirmation of receipt, if transmitted by facsimile, electronic or digital transmission method, (iii) on the first business day after sent, if sent for next day delivery by recognized overnight delivery service and
(iv) on the third day after it is sent, if sent by first class mail. In each case, notice shall have been sent to the Parties at the following addresses:

               if to Buyer
               -----------

               Armkel, LLC
               c/o Kelso & Company
               320 Park Avenue, 24/th/ Floor
               New York, NY 10022
               Attention: James J. Connors, II, Esq.
               Telecopy: (212) 223-2379

               (with copies to:

               Ronald Beard, Esq.
               Gibson, Dunn & Crutcher LLP
               4 Park Plaza
               Irvine, California 92614
               Telephone: 949-451-4089
               Facsimile: 949-475-4730

               Steven P. Buffone
               Barbara L. Becker
               Gibson, Dunn & Crutcher LLP
               200 Park Avenue
               New York, New York 10166
               Telephone: 212-351-4000
               Facsimile: 212-351-4035

               and

               Lou Kling
               Eileen T. Nugent
               Skadden, Arps, Slate, Meagher & Flom LLP
               Four Times Square New
               York, New York 10036
               Telephone: 212-735-2770
               Facsimile: 917-777-2770)

               if to the Company
               -----------------

               MedPointe Inc.
               51 JFK Parkway
               1/st/ Floor West
               Short Hills, NJ 07078
               Attention: Anthony H. Wild
               fax: (973) 218-2704

               (with a copy to:

               William E. Curbow, Esq.
               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York 10017
               Telephone: 212-455-3160
               Facsimile: 212-455-2502)

or to such other persons or addresses as may be designated in writing by the Party to receive such notice as provided above.

               10.5 Entire Agreement. This Agreement, the Asset Purchase
                    ---------------
Agreement and the other Ancillary Agreements (as defined in the Asset Purchase Agreement), including any schedules and exhibits hereto and thereto, constitute the entire agreement and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the Parties with respect to the subject matter of this Agreement.

               10.6 Severability. It is the intention of the Parties that the
                    ------------
provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. It is the intention of the Parties that if any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

               10.7 Assignment. This Agreement and any rights and obligations
                    ----------
hereunder shall not be assignable by any Party whether by operation of law or otherwise, without the prior written consent of the other Party, and any assignment made in contravention of this Section shall be null and void; provided, that a Party may assign any of its rights and obligations hereunder,
--------
in whole or in part, to an Affiliate of such Party without the consent of the other Party, provided such Affiliate agrees, in writing, to be bound by this Agreement, and any Affiliate of a Party may provide any Service due to be rendered by such Party to the other Party hereunder and any Party may cause any Service due to it by the other Party hereunder to be rendered to its Affiliate, if in either of such cases, such substitution does not change the nature of the Service in any way or otherwise have any material adverse impact on the other Party; provided further, that if a Party's Affiliate is performing a Service on
       -------- -------
behalf of such Party, such Party shall continue to be directly and primarily liable hereunder for the performance thereof.

               10.8 No Third-Party Beneficiary Rights. This Agreement is not
                    ---------------------------------
intended to confer upon any Person other than the Parties any rights or remedies hereunder or in connection herewith.

               10.9 Headings/Construction. Section headings contained in this
                    ---------------------
Agreement are for convenient reference only, and shall not in any way affect the meaning or interpretation of this Agreement. The language used in this Agreement will be deemed the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against any Person.

        IN WITNESS WHEREOF, the Parties hereby have caused this Agreement to be executed by their proper officers, duly authorized to do so, as of the date first written above.

                                                  Carter-Wallace, Inc.

                                                  By: _________________________
                                                      Name:
                                                      Title:

                                                  Armkel, LLC

                                                  By: _________________________
                                                      Name:
                                                      Title:

                          SCHEDULE A - BUYER SERVICES

At Buyer's facilities in Cranbury, New Jersey:
---------------------------------------------

Term:  Except as otherwise provided below, until termination of the Cranbury
----
Lease.

   .     Human Resources
         ---------------

         (1) For the term of the Cranbury Lease, Buyer agrees to provide human resources and personnel services (including, but not limited to, human resource management, COBRA administration, benefits administration, EEOC administration, employment and staffing, termination processing, HRIS, health services and hourly payroll) for a fee of $90,000 per month.

         (2) The Company may upon 60 days' prior written notice to Buyer elect to permanently cancel any of the human resources and personnel services that Buyer provides it. The monthly fee for the remaining human resources and personnel services shall be reduced to reflect the reduction in services to a cost to be mutually agreed between the Company and Buyer.

   .     Office Administration
         ---------------------

         (1) For the term of the Cranbury Lease, Buyer agrees to provide office administrative services (including, but not limited to, switchboard/reception, mailroom, record retention and telecommunications management) to the Company for a fee of $25,000 per month plus actual non-employee out-of-pocket costs (other than storage fees) related to the provision of the office administrative services.

         (2) The Company may upon 60 days' prior written notice to Buyer elect to permanently cancel any of the office administration services that Buyer provides it. The monthly fee for the remaining office administration services shall be reduced to reflect the reduction in services to a cost to be mutually agreed between the Company and Buyer.

   .     Print Shop
         ----------

         (1) Buyer agrees to provide all print shop functions to the Company for 30 days from the date hereof for a fee of $75,000; provided, that
                                                                --------
         the Company shall be able to terminate such service by providing 30 days prior written notice to Buyer, and such notice shall be deemed to have been properly delivered if delivered 30 days prior to the Closing

         (2) Buyer agrees to pay all costs (including, but not limited to, any lease termination fees or maintenance agreement termination fees) that arise as a result of the shut down of the print shop by Buyer.

   .     Duplicating Services
         --------------------

         (1) For the term of the Cranbury Lease, Buyer shall provide the Company with duplicating services at the actual cost of the duplicating services used plus fixed costs of copying machine leases.

         (2) Buyer agrees to pay 57.5% of all costs for the duplicating machines outside of the print shop (including, but not limited to, any lease termination fees or maintenance agreement termination fees) that arise as a result of the shut down of the Cranbury Facility by Buyer. The Company agrees to pay the remaining 42.5% of such costs.

At Buyer's facilities in Dayton, New Jersey:
--------------------------------------------

Storage; Distribution Management; Distribution, Warehousing (including, but not limited to, dry and refrigerated storage in accordance with the storage conditions for all warehoused products and any applicable federal or state laws or regulations including those enforced by the Food and Drug Administration and the Drug Enforcement Administration); Shipping; and Record Keeping subject to the direction of the Company, in accordance with any applicable federal or state laws or regulations including those enforced by the Food and Drug Administration and the Drug Enforcement Administration, provided, that the Company retains DEA
                                         --------
distributor registration and any other state wholesale distributor licenses with respect to the Dayton Facility which are in place at the Dayton Facility on the date of this Agreement. The cost will be $ 80,000 per month plus shipping costs and direct supplies. Term: Until the termination of the lease on the Dayton
                     ----
Facility, but in no event prior to 12/31/01.

                          SCHEDULE B - COMPANY SERVICES

At Buyer's facilities in Cranbury, New Jersey:
---------------------------------------------

    .    Information Technology
         ----------------------

         (1) For 12 months following the Closing, the Company agrees to provide information technology services to Buyer at a cost of $85,000 per month.

         (2) For the term of the Cranbury Lease, the Company agrees to provide systems support services to Buyer, including assistance with transferring records to Buyer's own systems, at a cost of $200,000 per month. Buyer agrees to purchase such services for a minimum term of 2 months, thereafter Buyer may terminate such services upon 45 days' prior written notice to the Company, such notice shall be deemed to have been properly delivered if delivered 45 days prior to the Closing.

         (3) Buyer agrees to pay 65% of all computer systems costs (including, but not limited to, any lease termination fees or maintenance agreement termination fees) that arise as a result of the shut down of the Cranbury facility by Buyer. The Company agrees to pay the remaining 35% of all such costs.